UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2024

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, Kristy Ramundi, Chief Accounting Officer and principal accounting officer of Alkami Technology, Inc. (the “Company”), submitted her resignation to pursue other opportunities. She has agreed to remain with the Company to assist with transition through June 30, 2024. Ms. Ramundi’s resignation was a personal decision and is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. Effective immediately, Bryan Hill, the Company’s Chief Financial Officer, will assume the role of principal accounting officer on an interim basis while the Company conducts a search for a permanent replacement to fill that role.

Biographical and other information regarding Mr. Hill is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 29, 2024, under the section “Executive Officers,” and such biographical information is incorporated by reference herein. There are no arrangements or understandings between Mr. Hill and any other person requiring disclosure under Item 401(b) of Regulation S-K and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hill will not receive any additional compensation in connection with assuming the responsibilities of the principal accounting officer of the Company on an interim basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	April 1, 2024	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer